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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           -------------------------

                                    FORM 8-K

                           -------------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 1, 2000
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                                  PULITZER INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                        1-9329                431819711
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(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                  File Number)        Identification No.)


900 North Tucker Boulevard, St. Louis, Missouri                  63101
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (314) 340-8000
                                                   -------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 1, 2000, Pulitzer Inc. ("Registrant"), Pulitzer Technologies, Inc., a wholly-owned subsidiary of Registrant (together with Registrant, the "Pulitzer Parties") and The Herald Company, Inc. ("Herald") completed the transfer of their respective interests in the assets and operations of the St. Louis Post-Dispatch and certain related businesses to a new joint venture, known as St. Louis Post-Dispatch LLC ("PD LLC"). Registrant will control and manage PD LLC.

         Under the terms of the operating agreement governing PD LLC (the "Operating Agreement"), the Pulitzer Parties hold a 95% interest in the results of operations of PD LLC and Herald holds a 5% interest. Previously, under the terms of the Agency Agreement which governed the operations of the St. Louis Post-Dispatch since 1961, Pulitzer and Herald generally shared its operating profits and losses, as well as its capital expenditures, on a 50-50 basis.

         Under the terms of the Operating Agreement, Herald received a cash distribution of $306 million from PD LLC. This distribution was financed by a $306 million loan (the "Loan") to PD LLC from a group of institutional lenders (the "Lenders") led by Prudential Capital Group, a division of The Prudential Insurance Company of America. The aggregate principal amount of the Loan is payable on April 28, 2009 and bears interest at an annual rate of 8.05%. The Loan is guaranteed by Registrant pursuant to a Guaranty Agreement with the Lenders. In turn, pursuant to an Indemnity Agreement entered into between Herald and Registrant, Herald agreed to indemnify Registrant for any payments that Registrant may make under the Guaranty Agreement.

         On May 1, 2010, Herald has the one-time right to require PD LLC to redeem Herald's interest in PD LLC. The redemption price for Herald's interest is determined pursuant to a formula and will be an amount which will result in the present value to May 1, 2000 of the after-tax cash flows to Herald (based on certain assumptions) from PD LLC, including the initial distribution, being equal to $275 million.

         Upon termination of PD LLC, which will be on May 1, 2015 (unless Herald exercises the redemption right described above), Herald will be entitled to the liquidation value of its interest in PD LLC. Pulitzer may purchase Herald's interest at that time for the amount Herald would be entitled to on liquidation. That amount equals the amount of its capital account, after allocating the gain or loss that would result from a cash sale of PD LLC's assets for their fair market value. Herald's share of such gain or loss will generally be 5%, but will be reduced (but not below 1%) to the extent that the present value to May 1, 2000 of the after-tax cash flows to Herald, including the initial distribution and the liquidation amount (based on certain assumptions), from PD LLC exceeds $325 million.

         In addition, in the event that PD LLC has an increase in the tax basis of its assets as a result of Herald's recognizing taxable income from certain transactions effected under the agreement governing the contributions of the Pulitzer Parties and Herald to PD LLC (the "Joint Venture Agreement") and the Operating Agreement, Herald will generally be entitled to receive a distribution from PD LLC under a formula that corresponds, approximately, to the present value after-tax benefit to the members of PD LLC of the additional tax basis.




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        During the first ten years of its term, PD LLC will be restricted from making distributions (except under specified circumstances), capital expenditures and member loan repayments unless it has set aside out of its cash flow a reserve (the "Reserve") equal to the product of $15 million and the number of years since May 1, 2000, but not in excess of $150 million (the "Reserve Requirement"). Neither of the Pulitzer Parties is required to make contributions to allow PD LLC to meet the Reserve Requirement.

         The foregoing description is qualified in its entirety by reference to the Joint Venture Agreement, the Operating Agreement and the Indemnity Agreement filed as Exhibits hereto, which agreements are incorporated by reference herein.

         In connection with the transactions described above, the Registrant issued the press release filed herewith as Exhibit 99.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION

                  To be provided by amendment.


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         (c)      EXHIBITS

                  Number                    Exhibit


                  2.1 Joint Venture Agreement, dated as of May 1, 2000, among Pulitzer Inc., Pulitzer Technologies, Inc., The Herald Company, Inc. and St. Louis Post-Dispatch
                           LLC.

                  2.2 Operating Agreement of St. Louis Post-Dispatch LLC, dated as of May 1, 2000.

                  2.3 Indemnity Agreement, dated as of May 1, 2000, between The Herald Company, Inc. and Pulitzer Inc.

         The Registrant agrees to furnish supplementally to the Securities and Exchange Commission, upon request, copies of any schedules and exhibits to the foregoing exhibits that are not filed herewith in accordance with Item 601(b)(2) of Regulation S-K.

                  99       Press release, dated May 1, 2000.

                               All other Items of this report are inapplicable.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PULITZER INC.


Date:  May 2, 2000                 By:  /s/ Ronald H. Ridgway
                                        --------------------------------------
                                            Ronald H. Ridgway
                                               Senior Vice President - Finance




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                                  EXHIBIT INDEX

         2.1 Joint Venture Agreement, dated as of May 1, 2000, among Pulitzer Inc., Pulitzer Technologies, Inc., The Herald Company, Inc. and St. Louis Post-Dispatch LLC.

         2.2 Operating Agreement of St. Louis Post-Dispatch LLC, dated as of May 1, 2000.

         2.3 Indemnity Agreement, dated as of May 1, 2000, between The Herald Company, Inc. and Pulitzer Inc.

         99       Press release, dated May 1, 2000.

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